FOR IMMEDIATE RELEASE:                                                    NEWS
April 6, 2000                                                         NYSE-OEA


           OEA ANNOUNCES HART-SCOTT-RODINO WAITING PERIOD HAS EXPIRED


DENVER, Colorado - OEA, Inc. (NYSE-OEA) today announced that the waiting period applicable to Autoliv's purchase of the outstanding common shares of OEA, Inc. under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on April 5, 2000.

The expiration of the waiting period satisfies one of the conditions of the Autoliv offer to purchase OEA shares scheduled to expire at 12:00 midnight, New York City time, on April 24, 2000. The offer is subject to other conditions as outlined in the Form TO and Form 14D-9 filings dated March 24, 2000.

OEA is the technology leader and a major manufacturer in the air bag inflator and initiator industry. The Company is also a leader in the design and manufacture of personnel escape systems for military aircraft and high-reliability devices for missile and aerospace applications.

Contacts:
OEA Investor Relations                         Pfeiffer Public Relations, Inc.
John E. Banko                                                     Jay Pfeiffer
303-693-1248                                                      303-393-7044
                                                     email: jay@pfeifferpr.com